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                                                                   EXHIBIT 10.17


                        INCENTIVE STOCK OPTION AGREEMENT
                          (1997 Incentive Equity Plan)


     THIS AGREEMENT is entered into as of the Agreement Date (as hereinafter defined) by and between the Participant (as hereinafter defined) and GulfMark Offshore, Inc. (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Company maintains the 1997 Incentive Equity Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive an Incentive Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

     a.  The "Participant" is .

     b. The "Agreement Date" is .

     c. The number of "Covered Shares" shall be ___shares of stock.

     d. The "Exercise Price" is $___ per share.

     e. The "Stated Term" is ten (10) years from the Agreement Date.

     The number of Covered Shares and the Exercise Price shall be subject to adjustment as provided in the Plan. Other terms used in this Agreement are defined in paragraph 10 or elsewhere in this Agreement.

     2. Award and Exercise Price. The Participant is hereby granted an Incentive Stock Option (the "Option") to purchase the number of Covered Shares of common stock, $0.01 par value per share, of the Company ("Stock") at the Exercise Price per share as set forth in paragraph 1. The Option is intended to constitute an "incentive stock option" as that term is used in section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").


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     3. Date of Exercise. The Option shall become exercisable according to the following schedule.

As of the following           The Option shall become
Anniversary                   exercisable with respect to
of the Agreement Date:        the following percentage of
                              the Covered Shares:

One year anniversary          33 and one third percent
Two year anniversary          33 and one third percent
Three year anniversary        33 and one third percent

The Option shall not become exercisable in accordance with the foregoing schedule as of any anniversary if the Participant's Date of Termination (as defined below) occurs before such anniversary. Exercisability under this schedule is cumulative, and after the Option becomes exercisable under the schedule with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion of the Covered Shares until the Option expires.

     4. Expiration. The Option shall not be exercisable after the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

     a. if the Participant's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination;

     b. if the Participant's Date of Termination occurs for reasons other than Retirement, death, or Disability, the 90-day anniversary of such Date of Termination.

If the Participant dies after the Date of Termination and prior to the occurrence of the Expiration Date, then, notwithstanding the foregoing provisions of this paragraph 4, the Expiration Date shall be the first anniversary of the date of death. Notwithstanding anything herein to the contrary, the Option shall not be exercisable in any event after expiration of the Stated Term.

     5. Forfeiture of Unexercised Options if Participant is Terminated for Cause. If Participant's employment with the Company is terminated for Cause, then this Option shall immediately terminate and Participant shall forfeit this Option, unless this Option is terminated sooner by operation of another term or condition of this Option or Plan.


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     6. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by tendering shares of Stock (either by actual delivery of shares or by attestation) acceptable to the Committee and having an aggregate Fair Market Value (as defined in the Plan), valued as of the date of exercise, equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     7. Tax Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

     8. Disqualifying Disposition. In the event that the Participant disposes of any of the shares of Stock acquired pursuant to an exercise of this Option prior to the later of (i) two (2) years from the Agreement Date of this Option or (ii) one (1) year after the date of exercise with respect to such shares, the Participant shall notify the Company not later than ten (10) days after the date of such disposition of all the terms and conditions of such disposition. The Company (or the employing corporation) is hereby authorized to satisfy any requirement to withhold United States federal or local tax with respect to the realization of compensation by reason of such disposition out of any cash compensation then or thereafter payable to the Participant. To the extent that the Company in its sole discretion determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, upon request from the Company, the Participant shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy such withholding requirement.


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     9. Non-Transferability. The Option granted hereby shall not be voluntarily or involuntarily transferred, assigned, sold, pledged, mortgaged or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

     10. Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

     a. Cause. The term "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or a Participant's failure to perform his work in accordance with reasonable standards established by the Company, any of which is directly and materially harmful to the business or reputation of the Company or any Related Company (as defined in the Plan).

     b. Date of Termination. The Participant's "Date of Termination" shall be the first day occurring on or after the Agreement Date on which the Participant's employment with the Company and all Related Companies terminates for any reason, (i.e., Retirement, death, Disability, resignation or discharge); provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale, spinoff, or other transaction, the Participant's employer ceases to be the Company or a Related Company, the occurrence of such transaction shall be treated as the Participant's Date of Termination for reasons other than Retirement, death, or Disability.

     c. Disability. "Disability" means the permanent and total disability of the Participant as determined by the Committee.

     d. Retirement. "Retirement" of the Participant shall mean the occurrence of the Participant's Date of Termination after completing at least five (5) years of service and attaining age sixty-five (65).

     e. Plan Definitions. Except where the context clearly implies or indicates the contrary, capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.




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     11. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. In the event of the Participant's death prior to exercise of this Option, the Option may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by the Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant's death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary.

     12. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

     13. Requirements of Law. The Company shall not be required to sell or issue any shares upon exercise of the Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. The Option shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the Covered Shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of the Covered Shares subject thereto, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions deemed unacceptable by the Board of Directors. If



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required at any time by the Board of Directors or the Committee, the Option may
not be exercised until the Participant has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended, the "Securities Act"), upon exercise of the Option, the Company shall not be required to issue the underlying shares unless the Committee has received evidence satisfactory to it to the effect that such shares will be issued in compliance with the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of the Option are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of the Option or the issuance of shares of Stock pursuant thereto to comply with any law or regulation of any governmental authority.

     14. Plan Controlling. The terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

     15. Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Agreement Date.


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                                   ------------------------------------------
                                   Participant

                                   Name:
                                        -------------------------------------

                                   GULFMARK OFFSHORE, INC.

                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------